EXHIBIT 99.1

DISCOVER FINANCIAL SERVICES TO ACQUIRE DINERS CLUB INTERNATIONAL NETWORK

Deal Will Lead to Global Acceptance of Discover Network Cards

Riverwoods, IL, April 7, 2008 – Discover Financial Services (NYSE: DFS) announced today that it has signed an agreement with Citi (NYSE: C) to acquire Diners Club International, resulting in a global payments network with increased transaction volume and worldwide acceptance of Discover Network cards once the networks are fully integrated.

Discover will purchase the business for $165 million. Under the terms of agreement, Discover will acquire the Diners Club International network with more than $30 billion per year in spend volume outside of North America; its brand and trademarks; its employees; and agreements with 44 network licensees who issue Diners Club cards and maintain an acceptance network consisting of more than 8 million incremental merchant and cash access locations in 185 countries worldwide. Citi will remain a significant long-term issuer on the Diners Club network as part of the transaction.

Discover will not issue cards or extend consumer credit in international markets as a result of this acquisition.

“We expect this acquisition to significantly improve our competitive position by giving us global reach and accelerating growth in our payments network revenues,” said David Nelms, chief executive officer of Discover. “Like Discover, Diners Club International is a pioneer that built its market position through high quality service, superior cardholder benefits, and differentiated products and services. One of its key strengths is the commitment of Diners Club licensees to the Diners Club International brand in local markets. We look forward to working with international licensees to leverage the synergies between our companies to create greater opportunities for our cardholders, merchants and issuers as we continue to invest in the Diners Club brand.”

Over the next two-to-three years, Discover expects to integrate both networks to allow Discover Network cardholders to use their cards at merchants that accept Diners Club cards around the world, and Diners Club cardholders to use their cards on the Discover Network in North America. Participants of Discover Network and Diners Club International licensees are expected to benefit from increased transaction volume resulting from broader acceptance, while merchants outside of North America will benefit from the spending of Discover Network cardholders while traveling.

“Our strategic decision to sell the Diners Club International payments network to Discover is consistent with Citi’s efforts to streamline its businesses to focus on what Citi does best. For Citi, this means growing our card issuing businesses around the world,” said Ed Eger, Head of International Cards for Citi. “At the same time, we are excited about the opportunity to work with a long-term partner that has the commitment and experience to expand the acceptance network of such a highly regarded franchise. We look forward to supporting the Diners Club International network and to ensuring a smooth transition for cardmembers and our licensee, merchant, and client partners.”

Diners Club licensees in North America and globally are not included in this acquisition. Diners Club cardmembers can continue to use their cards as usual and will maintain all benefits related to their current card programs. While not included in the transaction at this time, Diners Club assets and employees in France are expected to be included shortly.

Diners Club International has a rich, 50-year heritage as a premium card brand for upscale consumers, frequent travelers and corporations. Since launching the first general purpose credit card in 1950, Diners Club has grown to attain status as a premier global payments network. Discover, a leading credit card issuer and electronic payment services company, has one of the most recognized brands in U.S. financial services.

The combined company will bring together two respected brands with experienced merchant acceptance networks that will enable cardmembers to use their cards in more than 185 countries and territories.

The acquisition is expected to close within 90 days, subject to required regulatory approvals and customary closing conditions.

A conference call to discuss the firm’s acquisition will be held at 8 a.m. Central time and can be accessed by dialing 1-800-573-4842 (U.S. domestic) or 1-617-224-4327 (international), passcode 15539168. The call will be accessible as an audio webcast through Investor Relations section of the Web site. For those unable to listen to the live broadcast, a replay will be available on our Web site or by dialing 1-888-286-8010 (U.S. domestic) or 1-617-801-6888 (international), passcode 24976865, beginning approximately two hours after the event. The replay of the conference call will be available through April 14, 2008.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America’s cash rewards pioneer, with more than 50 million cardmembers. Since its inception in 1986, the company has become one of the largest card issuers in the U.S. Its Third-Party Payments business consists of the Discover Network, with millions of merchant and cash access locations, and PULSE, one of the nation’s leading ATM/debit networks. For more information, visit www.discoverfinancial.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments and other market indices; the availability and cost of funding and capital; access to U.S. debt markets; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products and services; our ability to attract new merchants and maintain relationships with current merchants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley.

These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Discover Financial Services’ results to differ materially from those described in the forward-looking statements can be found in the Company’s annual report on Form 10-K, filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Investor Contacts

Craig Streem

Vice President, Investor Relations for Discover

224-405-3575

Melissa Sheer

Citigroup Investor Relations

212-559-7161

Media Contacts

Leslie Sutton

Director, Public Relations for Discover

224-405-3965

Samuel Wang

Citi

212-559-0499

Elizabeth Fogarty

Citi

212-559-0486